EXHIBIT 4.2




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference to our firm as experts under the caption "Experts-Independent Registered Public Accounting Firm" and to the use of our report dated November 17, 2005, in Amendment No. 1 to the Registration Statement (File No. 333-128867) and related prospectus of Advisor's Disciplined Trust 60.


                                /s/ GRANT THORNTON LLP
                                GRANT THORNTON LLP

Chicago, Illinois
November 17, 2005